EXHIBIT 5
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                    SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 THIRD AVENUE
                            NEW YORK, N.Y. 10022-9998


                                                              January 28, 1997

International Post Limited
545 Fifth Avenue
New York, New York 10017

Dear Sirs:

         International Post Limited, a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 600,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which are issuable under the Company's 1993 Long-Term Incentive Plan (the "Plan"), 37,000 shares of Common Stock, which are issuable under the Company's Restricted Share Plan for Directors (the "Director Plan") and 241,818 shares of Common Stock (collectively, the "Shares"), which are issuable pursuant to the terms of the stock options relating thereto (the "Stock Options"). This opinion is an exhibit to the Registration Statement.

         We have acted as counsel to the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company.

         We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's Certificate of Incorporation, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

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         We note  that we are  members  of the Bar of the  State of New York and that we are not admitted to the Bar of any other state. Insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law as reported in the Prentice-Hall Corporation Law Service.

         Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:


         1. The Company has been duly incorporated under the laws of the State of Delaware and has an authorized capital stock consisting of 15,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, par value $.01 per share.

         2. The Shares to be issued (i) upon the exercise of options issued pursuant to the Plan, (ii) as awards of restricted shares pursuant to the Plan, and (iii) in settlement of stock appreciation rights issued under the Plan have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws), when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid and non-assessable.

         3. The Shares to be issued as awards of restricted shares pursuant to the Director Plan have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws), when issued and paid for in accordance with the terms of the Director Plan will be legally and validly issued, fully paid and non-assessable.

         4. The Shares to be issued to the holders of the Stock Options pursuant to the terms of the Stock Options have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws), when issued and paid for in accordance with the terms of the Stock Options will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.


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         This opinion is furnished to you in  connection  with the filing of the
Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.



                                 Very truly yours,

                                 /S/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
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                                 SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP